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CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                 CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and LEWIS E. DAIDONE, Chief Administrative Officer of Salomon Brothers 2008 Worldwide Dollar Government Term Trust Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

        1. The Registrant's periodic report on Form N-CSR for the period ended July 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

        2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                  Chief Administrative Officer
Salomon Brothers 2008 Worldwide          Salomon Brothers 2008 Worldwide Dollar
Dollar Government Term Trust Inc.        Government Term Trust Inc.


/s/ R. Jay Gerken                        /s/ Lewis E. Daidone
---------------------------              --------------------------
R. Jay Gerken                            Lewis E. Daidone
Date:    October 2, 2003                 Date:  October 2, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Commission.